UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2014

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 24, 2014, Premiere Global Services, Inc., or PGi, issued a press release reporting its financial results for the quarter ended March 31, 2014. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The release sets forth first quarter 2014 accomplishments relating to revenue from PGi software-as-a-service, or SaaS, products, including that we exited the first quarter of 2014 with an annual revenue run-rate of approximately $44 million from PGi SaaS products. This amount reflects that 2013 revenue from PGi SaaS products was approximately $3 million higher than previously reported. Revenue from PGi SaaS products, as reclassified, was approximately $34 million in 2013, resulting in us exiting 2013 with an annual revenue run-rate of approximately $40 million. Although this reclassification has no impact on our consolidated financial statements or notes thereto, we believe that this additional information may be useful to investors for comparative purposes.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 2.02 of this current report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: April 24, 2014	By:	/s/ David E. Trine
David E. Trine
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

99.1      Press Release dated April 24, 2014.